Exhibit 8.1

STRADLING YOCCA CARLSON & RAUTH, P.C. 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 SYCR.COM	CALIFORNIA NEWPORT BEACH SACRAMENTO SAN DIEGO SAN FRANCISCO SANTA BARBARA SANTA MONICA COLORADO DENVER NEVADA RENO WASHINGTON SEATTLE

January 5, 2016

Endologix Inc.

2 Musick

Irvine, CA, 92618

Re:	Registration Statement on Form S-4 (Registration No. 333-208081)

Ladies and Gentlemen:

We have acted as counsel to Endologix, Inc., a Delaware corporation (“Endologix”), in connection with the proposed merger (the “Merger”) of Teton Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Endologix (“Merger Sub”), with and into Trivascular Technologies, Inc., a Delaware corporation (“TriVascular”), pursuant to the Agreement and Plan of Merger, dated as of October 26, 2015 (the “Merger Agreement”), by and among Endologix, TriVascular and Merger Sub. Any capitalized term not defined herein shall have the meaning given to such term in the Merger Agreement. The Merger is described in the proxy statement/prospectus (“Proxy Statement/Prospectus”), which is included in the Registration Statement on Form S-4 (Registration No. 333-208081), which was originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 18, 2015 (such Registration Statement, as amended, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of shares of Common Stock of Endologix, par value $0.001 per share, to be issued in connection with the Merger.

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement and such other documents and corporate records as we have deemed necessary or appropriate. In rendering this opinion, we have assumed that (i) the Merger will be consummated in accordance with the provisions set forth in the Merger Agreement and in the manner described in the Proxy Statement/Prospectus (and no transaction or condition described therein and affecting this opinion will be waived by any party to the Merger Agreement), (ii) the statements concerning the Merger and the parties thereto set forth in the Merger Agreement and the Proxy Statement/Prospectus are and will remain true, correct and complete, (iii) all obligations imposed on, or covenants agreed to by, the parties pursuant to any of the documents have been or will be performed or satisfied in accordance with

January 5, 2016

their terms in all material respects and (iv) all parties to the Merger will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason or if the Merger is consummated in a manner that is different from the manner described in the Merger Agreement or the Proxy Statement/Prospectus, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary and appropriate, we hereby confirm to you that, subject to the qualifications and limitations described herein and therein, the statements set forth under the caption, “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” in the Proxy Statement/Prospectus constitute our opinion as to the material U.S. federal income tax consequences of the Merger.

Our opinion set forth above is based on the Internal Revenue Code, Treasury Regulations promulgated thereunder, administrative pronouncements and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, any such change may have retroactive effect.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH, PC

/s/ Stradling Yocca Carlson & Rauth, PC